Exhibit 99.1

Paltalk, Inc. Reports First Quarter Financial Results

Commenced Plan to Increase Marketing Spend and Product Development to Target Subscribers and Advertising Growth

Cash Balance of $20.4 Million at Quarter End

Jericho, NY – May 10, 2022 (GLOBE NEWSWIRE) -- via NewMediaWire -- Paltalk, Inc. (“Paltalk,” the “Company,” “we,” “our” or “us”) (Nasdaq: PALT), a leading communications software innovator that powers multimedia social applications, today announced financial and operational results for the first quarter ended March 31, 2022.

Key Financial Highlights for First Quarter Ended March 31, 2022 Compared to Prior Year Period

●	Revenue decreased 13% to $2.9 million, due to the decrease in subscription revenue and technology service revenue in the first quarter of 2022

●	Subscription revenue decreased 9% to $2.8 million

●	Advertising revenue increased 5% to $0.1 million

●	Net loss of $0.7 million compared to net income of $0.9 million; the first quarter of 2021 includes a one-time charge of $0.5 million related to the forgiveness of the proceeds from the Small Business Administration Paycheck Protection Program loan (the “PPP loan”) the Company received in 2020

●	Adjusted EBITDA of $(0.5) million compared to Adjusted EBITDA of $0.5 million; the decrease in Adjusted EBITDA was primarily due to decreased revenue, increased marketing expenses and increased product development expenses

●	Cash balance at March 31, 2022 of $20.4 million

Business Highlights for the First Quarter Ended March 31, 2022

●	Selected yellowHEAD, an AI-powered performance marketing company, to lead the Company’s increased marketing efforts for its Camfrog application;

●	Partnered with NoGood, a growth marketing firm, to accelerate user acquisition for the Company’s Paltalk application;

●	Partnered with Hive Automated Content Moderation Solutions to roll out new content moderation software for increased user experience;

●	The Board of Directors of the Company approved a stock repurchase plan for up to $1.75 million of the Company’s common stock, which was effective March 29, 2022 and expires on the one-year anniversary of such date; and

●	Subsequent to quarter end, the Company launched a mobile backgammon game with interactive with real-time voice and video.

Management Commentary

Jason Katz, Chairman and CEO of Paltalk, commented, “While we are disappointed with the decline in subscription revenue, we attribute this decrease primarily to the easing of COVID-19 restrictions in certain of our target markets. We believe we have started to lay the groundwork for growth in subscription and advertising revenue. As previously disclosed, we recently began to execute our plan and increase marketing spend and invest in product development. For example, in addition to our recent marketing initiatives, we launched a mobile backgammon game, which is interactive with real-time voice and video. Our cash balance of more than $20 million affords us the opportunity to make these investments, but we will proceed conservatively. Our measured approach is reflected in our first quarter’s increased marketing expenses of $0.2 million and increased product development expenses of $0.2 million.”

Katz, continued, “We are optimistic that our new marketing tools and partnerships, with a focus on increasing visibility, user engagement, and subscribers, will enable us to return to growth. In addition, our team continues to identify and review potential strategic acquisitions to bolster our growth even further. We look forward to updating the market and our stockholders with our progress on both internal growth initiatives and potential strategic accretive acquisitions.”

Financial Results for Three Months Ended March 31, 2022

●	Revenue for the three months ended March 31, 2022 decreased by 13% to $2.9 million, compared to $3.4 million for the three months ended March 31, 2021. This decline was primarily attributable to the decrease in technology service revenue as a result of the termination of our partnership with Open Props, Inc. (formerly “YouNow”) as well as a decrease in subscription revenue of 9.3% or $0.3 million, which was primarily attributable to the easing of COVID-19 restrictions in certain of our target markets. Advertising revenue increased 4.6% to $0.1 million.

●	Loss from operations for the three months ended March 31, 2022 totaled $0.7 million, a decrease of $1.1 million compared to operating income of $0.4 million for the three months ended March 31, 2021. The decrease is primarily due to a decrease in revenue of $0.4 million coupled with increased marketing expenses of $0.2 million, or 60%, in connection with our investment in marketing, increased product development expenses of $0.2 million, or 18%, in connection with implementation of newly purchased software, as well as increased general and administrative expenses of $0.3 million, or 37%, in connection with non-cash stock compensation, and increased professional fees.

●	Net loss for the three months ended March 31, 2022 totaled $0.7 million, an increase of $1.6 million compared to net income of $0.9 million for the three months ended March 31, 2021. Included in other income for the three months ended March 31, 2021 was a one-time charge of $0.5 million related to the forgiveness of the proceeds from the PPP loan the Company received in 2020. The resulting net loss per share of common stock loss for the three months ended March 31, 2022, was ($0.08), as compared to a net income per share of common stock of $0.13 for the three months ended March 31, 2021.

●	Adjusted EBITDA for the three months ended March 31, 2022 decreased by approximately $1.0 million to $(0.5) million, compared to Adjusted EBITDA of $0.5 million for the three months ended March 31, 2021.

•	Cash and cash equivalents totaled $20.4 million at March 31, 2022, a decrease of $1.2 million compared to $21.6 million at December 31, 2021.

●	Currently, the Company has no long-term debt on its balance sheet.

Key Financial and Operating Metrics from Operations (unaudited):

(in thousands, except for percentages)

			Change
	Q1 2022	Q1 2021	$	%
Subscription revenue	$2,846	$3,139	$(293)	-9%
Advertising revenue	$80	$77	$3	4%
Technology service revenue	$0	$156	$(156)	-100%
Total revenues	$2,926	$3,372	$(446)	-13%
Income from operations	$(713)	$409	$(1,122)	-274%
Net (loss) income	$(739)	$917	$(1,656)	-181%
Net cash provided by operating activities	$(1,233)	$96	$(1,329)	-1,384%
Adjusted EBITDA (a non-GAAP measure)	$(484)	$535	$(1,019)	-190%

The details for the conference call can be found below.

First Quarter 2022 Conference Call

Date: Tuesday, May 10, 2022

Time: 4:30 PM ET

Dial-In Phone Numbers:	Toll Free: 877-545-0523
International: 973-528-0016
Participant Access Code: 275986

Link: https://www.webcaster4.com/Webcast/Page/2856/45492

Replay:	Toll Free: 877-481-4010 International: 919-882-2331 Replay Passcode: 45492

ABOUT PALTALK, INC. (Nasdaq: PALT)

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host one of the world’s largest collections of video-based communities. Our other products include Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 14 patents. For more information, please visit: http://www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words.  Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, the amount and timing of stock repurchases, if any, under the Company’s stock repurchase plan and our ability to enhance stockholder value through such plan; the Company’s ability to retain the listing of its common stock on The Nasdaq Capital Market; the impact of the COVID-19 pandemic on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively secure new software development and licensing customers; our ability to protect our intellectual property rights;  the use of the internet and privacy and protection of user data; risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of digital tokens and our ability to convert digital tokens into fiat currency; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@paltalk.com

Brian Loper

ClearThink

bloper@clearthink.capital

347-413-4234

PALTALK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Reconciliation of Net (loss) income to Adjusted EBITDA:
Net (loss) income	$(738,945)	$916,729
Interest expense (income), net	1,862	(2,467)
Other expense, net	7,886	-
Gain on the extinguishment of term debt	-	(506,500)
Provision for income taxes	16,031	1,100
Depreciation and amortization expense	76,264	94,947
Stock-based compensation expense	152,471	31,368
Adjusted EBITDA	$(484,431)	$535,177

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release certain non-GAAP financial measures, including Adjusted EBITDA, and other key metrics, including subscription bookings, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company Adjusted EBITDA is defined as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest income (expense), net, gain on extinguishment of term debt, other income, net and provision for income taxes. The Company calculates subscription bookings as subscription revenue recognized during the period plus the change in deferred subscription revenue recognized during the period.

Management uses these financial metrics internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to these financial metrics in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these financial metrics are useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest income (expense), net; other income, net; the potentially dilutive impact of stock-based compensation; gain on the extinguishment of term debt; and the provision for income taxes. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider these financial metrics along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

PALTALK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2022	2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$20,403,906	$21,636,860
Accounts receivable, net of allowances of $3,648 as of March 31, 2022 and December 31, 2021	109,088	153,448
Prepaid expense and other current assets	277,100	239,258
Total current assets	20,790,094	22,029,566
Operating lease right-of-use asset	219,586	239,491
Property and equipment, net	39,501	69,599
Goodwill	6,326,250	6,326,250
Intangible assets, net	150,377	196,543
Digital tokens	7,262	7,262
Other assets	13,937	13,937
Total assets	$27,547,007	$28,882,648

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$923,736	$1,332,632
Accrued expenses and other current liabilities	93,714	344,441
Operating lease liabilities, current portion	80,772	80,309
Deferred subscription revenue	1,845,853	1,915,493
Total current liabilities	2,944,075	3,672,875
Operating lease liabilities, non-current portion	138,815	159,182
Total liabilities	3,082,890	3,832,057
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, 9,864,120 shares issued and 9,832,157 shares outstanding as of March 31, 2022 and December 31, 2021	9,864	9,864
Treasury stock, 31,963 and 9,950 shares as of March 31, 2022 and December 31, 2021, respectively	(194,200)	(194,200)
Additional paid-in capital	35,792,381	35,639,910
Accumulated deficit	(11,143,928)	(10,404,983)
Total stockholders’ equity	24,464,117	25,050,591
Total liabilities and stockholders’ equity	$27,547,007	$28,882,648

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Revenues:
Subscription revenue	$2,846,339	$3,139,365
Advertising revenue	80,362	76,821
Technology service revenue	-	155,816
Total revenues	2,926,701	3,372,002
Costs and expenses:
Cost of revenue	652,096	646,715
Sales and marketing expense	411,482	257,451
Product development expense	1,530,141	1,297,264
General and administrative expense	1,046,148	761,710
Total costs and expenses	3,639,867	2,963,140
(Loss) income from operations	(713,166)	408,862
Interest (expense) income, net	(1,862)	2,467
Gain on extinguishment of term debt	-	506,500
Other expense	(7,886)	-
(Loss) income from operations before provision for income taxes	(722,914)	917,829
Provision for income taxes	(16,031)	(1,100)
Net (loss) income	$(738,945)	$916,729

Net (loss) income per share of common stock:
Basic	$(0.08)	$0.13
Diluted	$(0.08)	$0.13
Weighted average number of shares of common stock used in calculating net (loss) income per share of common stock:
Basic	9,832,157	6,906,454
Diluted	9,832,157	6,906,454

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(738,945)	$916,729
Adjustments to reconcile net (loss) income from operations to net cash (used in) provided by operating activities:
Depreciation of property and equipment	30,098	48,780
Amortization of intangible assets	46,166	46,167
Amortization of operating lease right-of-use assets	19,905	16,134
Gain on extinguishment of term debt	-	(506,500)
Stock-based compensation	152,471	31,368
Bad debt expense	-	(3,235)
Changes in operating assets and liabilities:
Digital tokens	-	(218,285)
Accounts receivable	44,360	24,937
Operating lease liability	(19,905)	(16,133)
Digital tokens payable	-	62,469
Prepaid expense and other current assets	(37,842)	47,524
Accounts payable, accrued expenses and other current liabilities	(659,622)	(318,973)
Deferred subscription revenue	(69,640)	(34,927)
Net cash (used in) provided by operating activities	(1,232,954)	96,055
Cash flows from investing activities:
Net cash provided by investing activities	-	-
Cash flows from financing activities:
Net cash provided by financing activities	-	-
Net (decrease) increase in cash and cash equivalents	(1,232,954)	96,055
Balance of cash and cash equivalents at beginning of period	21,636,860	5,585,420
Balance of cash and cash equivalents at end of period	$20,403,906	$5,681,475
Supplemental disclosure of cash flow information:
Non-cash investing and financing activities:
Write-off of property and equipment	$1,475,649	-